EXHIBIT 4.5

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO AN EXEMPTION TO SUCH ACT.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH ANY STATE AUTHORITIES AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION PURSUANT TO PROVISIONS OF THE APPLICABLE CORPORATIONS CODE. THE RIGHTS OF THE HOLDER OF THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

WARRANT TO PURCHASE SHARES OF SERIES C

PREFERRED STOCK

OF

SALMEDIX, INC.

Void after March 30, 2009

This certifies that, for value received, SG Cowen Securities Corporation or its permitted assigns (“Holder”), is entitled, subject to the terms and conditions of this Warrant, to purchase from Salmedix, Inc., a Delaware corporation (the “Company”), up to 714,286 shares of the Company’s Series C Preferred Stock, $0.001 par value per share (the “Warrant Stock”), at a price of $1.15 per share (the “Purchase Price”) at any time before the date (the “Expiration Date”) that is the earlier to occur of: (i) 5:00 p.m. Pacific Standard Time on March 30, 2009 or, if such date shall in San Diego, California be a legal holiday or a day on which banks are required or authorized to close, the next following date that in San Diego, California is not a legal holiday or a day on which banks are required or authorized to close, (ii) immediately prior to the closing of the Company’s first firm commitment underwritten public offering pursuant to an effective registration statement covering the offer and sale of the Company’s common stock to the public or (iii) (a) immediately prior to the closing of a consolidation, merger or other business combination of the Company with and into another corporation unless the Company’s stockholders of record immediately prior to such consolidation, merger or business combination shall hold at least fifty percent (50%) of the voting power of the acquiring corporation or surviving entity immediately after such consolidation, merger or business combination, or (b)

immediately prior to the closing of the sale of all or substantially all of the Company’s assets to another corporation (an event covered in (iii)(a) and (iii)(b) is referred to herein as a “Change of Control”).

The Company shall send the Holder written notice at least fifteen (15) days prior to the occurrence of an IPO or a Change of Control and inform the Holder that its rights under this Warrant shall terminate upon the occurrence of such event unless this Warrant is exercised immediately prior thereto in order to allow the Holder an opportunity to exercise this Warrant prior to an IPO or a Change of Control.

The Purchase Price and the number and character of shares of Warrant Stock purchasable hereunder are subject to adjustment as provided in Section 4 below. The term “Warrant Stock” shall mean the stock and other securities and property at any time issuable upon exercise of this Warrant. The term “Warrant” as used herein, shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

1. Exercise.

1.1 Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole or in part, at any time or from time to time, on any business day prior to the Expiration Date by surrendering this Warrant at the principal executive office of the Company, together with an executed Notice of Exercise in the form attached hereto as Exhibit 1 and payment in full of the Purchase Price for the number of shares of Warrant Stock to be purchased upon such exercise of this Warrant.

1.2 Form of Payment. Payment may be made by (i) check payable to the Company’s order, (ii) wire transfer of funds to the Company, (iii) net exercise election as set forth in Section 1.5 below or (iv) any combination of the foregoing.

1.3 Partial Exercise. Upon a partial exercise of this Warrant, this Warrant shall be surrendered by the Holder and cancelled by the Company and the Company shall promptly issue a new Warrant of like tenor for purchase of the number of remaining shares of Warrant Stock not previously purchased.

1.4 No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company, in lieu of issuance of any fractional shares, shall pay the Holder the cash value of any such fractional share, calculated by multiplying the then current fair market price value of a share of Warrant Stock by such fraction.

1.5 Net Exercise Election. The Holder may elect to convert all or a portion of this Warrant, without payment by the Holder of any additional consideration, by the surrender of this Warrant to the Company, with the net exercise election selected in the Notice of Exercise, into the number of shares of Warrant Stock equal to the value of this Warrant or any portion thereof computed using the following formula:

X = Y (A-B)

    A

where	X = the number of shares of Warrant Stock to be issued to the Holder pursuant to the net exercise election.

Y = the number of shares of Warrant Stock issuable upon exercise of the Warrant (or, if a partial exercise, the appropriate portion thereof) as of the time of net exercise.

A = the fair market value of one share of Warrant Stock, as determined in good faith by the Company’s Board of Directors, as of the time of net exercise.

B = the Purchase Price in effect under this Warrant as of the time of the net exercise.

2. Valid Issuance. All shares of Warrant Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable.

3. “Market Stand-Off” Agreement. The Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

(a) all officers and directors of the Company and all holders of at least 1% of the Company’s outstanding capital stock enter into similar agreements; and

(b) such market stand-off time period shall not exceed one hundred eighty (180) days in the case of the initial offering of the Company’s securities to the public, or ninety (90) days in the case of the next subsequent offering of the Company’s securities to the public.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to any securities of the Company held by the Holder until the end of such period.

4. Adjustment of Purchase Price and Number of Shares. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Purchase Price therefor, are subject to adjustment upon occurrence of the following events:

4.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Purchase Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification or recapitalization of the Warrant Stock or other similar event altering the number of outstanding shares of Warrant Stock.

4.2 Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Warrant Stock payable in securities of the Company (other than a stock split, combination, reclassification, recapitalization or dividend provided for in Section 4.1 above or a Change of Control provided for in the preamble of this Warrant) then, and in each such case, the Holder of this Warrant, on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock (or such other stock or securities) issuable on such exercise prior to such date, the securities of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant immediately prior thereto.

4.3 Anti-dilution Rights. The Holder has no additional anti-dilution rights with respect to the Warrant Stock issuable upon exercise of this Warrant other than those given under this Section 4. For the avoidance of doubt, no anti-dilution adjustments will be made to the number of Warrant Shares issuable upon exercise of this Warrant or the Purchase Price as a result of any event affecting the Company’s common stock, as the adjustments for such events are made pursuant to the Company’s Amended and Restated Certificate of Incorporation as in effect on the date of the occurrence of such an event.

5. Certificate as to Adjustments. In each case of any adjustment in either the Purchase Price or in the number of shares of Warrant Stock, or other stock, securities or property receivable on the exercise of this Warrant, the Secretary of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price. The Company shall forthwith mail a copy of each such certificate to the Holder of this Warrant.

6. No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) shall take all action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Warrant Stock upon the exercise of this Warrant.

7. Notices of Record Date. In the event the Company shall take a record of the holders of its Warrant Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any stock dividend or other distribution or in the event of any voluntary dissolution, liquidation or winding-up of the Company; then, and in each such case, the Company shall mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend or other distribution, and stating the amount and character of such dividend or distribution, or (ii) the date on which such dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Warrant Stock (or such other stock or securities) for property deliverable upon such dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the date therein specified.

8. Loss or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of a written indemnity agreement reasonably satisfactory to the Company, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall execute and deliver in lieu thereof a new Warrant of like tenor.

9. Reservation of Warrant Stock. The Company shall at all times reserve and keep available for issue upon the exercise of this Warrant such number of its authorized but unissued shares of Warrant Stock as shall be sufficient to permit the exercise in full of this Warrant and the conversion of all shares underlying this Warrant.

10. No Stockholder Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

11. Representations of the Holder. The Holder hereby represents and warrants to the Company as follows:

11.1 Purchase Entirely for Own Account. By the Holder’s execution of this Warrant, the Holder hereby confirms that this Warrant and the Warrant Stock issuable upon exercise of this Warrant and the common stock of the Company that such Warrant Stock is convertible into (collectively, the “Securities”) shall be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. The Holder represents that it has full power and authority to enter into this Warrant.

11.2 Accredited Investor. The Holder is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as now in effect.

11.3 Restricted Securities. The Holder understands that the Securities it is and shall be purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 promulgated under the Act, as now in effect, and understands the resale limitations imposed thereby and by the Act.

11.4 Legends.

The Holder understands that the certificates evidencing the Securities may bear one or all of the following legends:

(a) The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) or the securities laws of any state of the United States. The securities evidenced by this certificate may not be offered, sold or transferred for value directly or indirectly, in the absence of such registration under the Act and qualification under applicable state laws, or pursuant to an exemption from registration under the Act and qualification under applicable state laws, the availability of which is to be established to the reasonable satisfaction of the Company.

(b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

(c) Any legend required to be placed on the Securities purchased by investors in any future sale or offering of any Securities.

12. Limitations on Disposition.

(a) The Holder of this Warrant, by acceptance hereof, agrees to comply in all respects with the provisions of this Section 12. Without in any way limiting the representations set forth above, the Holder of this Warrant agrees not to make any disposition of this Warrant or any Warrant Stock, unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 12 and the other provisions of this Warrant (including, without limitation, the “market stand-off” agreement provided in Section 3 above) as if such transferee were the original Holder hereof, provided and to the extent such provisions are then applicable, and:

(i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii) (A) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and the Company has given its prior written consent, and (B) if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Warrant and/or the Warrant Stock under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(b) Notwithstanding the provisions of paragraph (a) above, (i) no such Registration Statement, prior consent or opinion of counsel shall be necessary for a transfer by Holder to an “affiliate” of the Holder as that term is defined in Rule 405 promulgated by the Securities and Exchange Commission under the Act, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if it were an original Holder hereunder, and (ii) no transferee shall be required, as a condition to any transfer of the Warrant or the Warrant Stock by the Holder, to agree to be bound by this Section 12, if the transferee is acquiring the Warrant and/or Warrant Shares pursuant to a Registration Statement under the Act or in a transaction made pursuant to Rule 144. Each new certificate evidencing the Warrant and/or Warrant Stock so transferred shall bear the appropriate restrictive legends, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for the Company, such legend is not required in order to establish or assist in compliance with any provisions of the Act or any applicable state securities laws.

13. Notices. All notices and other communications from the Company to the Holder shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the Holder.

14. Amendment; Waiver. This Warrant may be amended or any provision hereof waived only by an instrument in writing signed by the Company and the Holder.

15. Headings. The description headings in this Warrant are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

16. Law Governing. This Warrant shall be governed by the laws of the State of California without regard to principles of conflicts of laws.

This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: March 30, 2004

SALMEDIX, INC.		HOLDER:

By:	/s/ DAVID S. KABAKOFF	By:	/s/ CHARLES E. MATHER

Name:	David S. Kabakoff	Name:	Charles E. Mather

Title:	President and CEO	Title:	Managing Director

Exhibit 1

NOTICE OF EXERCISE

To:	Salmedix, Inc.

9380 Judicial Drive

San Diego, CA 92121

(1) Standard Election. The undersigned Holder elects to purchase shares of Series C Preferred Stock of Salmedix, Inc. (the “Warrant Stock”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2) Net Exercise Election. The undersigned Holder elects to convert the Warrant into shares of Warrant Stock by net exercise election pursuant to Section 1.5 of the Warrant. This conversion is exercised with respect to              shares of Series C Preferred Stock of Salmedix, Inc. (the “Warrant Stock”).

Please issue a certificate or certificates representing such shares of Warrant Stock in the name specified below:

(Name)

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

(Date)

SG COWEN SECURITIES CORPORATION

By:

Name:
Title: